EXHIBIT 2.2

FORM OF

MERGER AGREEMENT

This Merger Agreement, dated as of                 , 2011 (this “Agreement”), is entered into by and between GW Holdings I LLC, a Delaware limited liability company (“Holdings”), and Great White Energy Services, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company has an authorized capital of 100 shares of common stock, par value $0.01 per share (“Old Common Stock”), of which 100 shares are issued and outstanding.

B. At the Effective Time (defined below), all of the shares of Old Common Stock are owned by Holdings, its sole stockholder.

C. GWES Holdings LLC, a Delaware limited liability company (“GWES”), directly owns 65% of the limited liability company interests in Holdings, and Diamondback Holdings, LLC, a Delaware limited liability company (“Diamondback”), directly owns 35% of the limited liability company interests in Holdings (each, a “Membership Interest” and, collectively, the “Membership Interests”).

D. In connection with the initial public offering of the Company’s common stock (the “IPO”), the parties desire to merge, immediately prior to the closing of the IPO, the Company with and into Holdings, pursuant to which the Company will continuing as the surviving corporation and the separate existence of Holdings will cease, upon the terms and subject to the conditions set forth in this Agreement (the “Merger”).

E. The board of directors of the Company and the sole manager of Holdings have each determined that the Merger is advisable and in the best interest of the Company and Holdings and have each approved and adopted this Agreement and recommended that the respective equity holders of the Company and Holdings approve and adopt this Agreement and approve the Merger.

F. The holders of the voting equity of each of the Company and Holdings have unanimously approved and adopted this Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, Holdings and the Company agree as follows:

I. THE MERGER

1.1 Merger. In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined below), the Company will be merged with and into Holdings, Holdings’ separate existence will cease and the Company will be the surviving corporation in the Merger and shall succeed to and assume all the rights and obligations of Holdings. The Company, as the surviving corporation after the Merger, is herein sometimes referred to as the “Surviving Corporation.”

1.2 Filing and Effectiveness. Immediately prior to the closing of the IPO, the parties will cause a Certificate of Merger (the “Certificate of Merger”) in substantially the form of Exhibit A hereto, meeting the requirements of the DGCL, to be executed and filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (the “Effective Time”).

1.3 Effects of the Merger.

(a) General. The Merger will have the effects specified in Section 259 of the DGCL.

(b) Certificate of Incorporation and Bylaws. At the Effective Time, the Company’s certificate of incorporation shall be amended as set forth in Exhibit B attached hereto (the “Certificate of Incorporation”) and shall continue to be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law. The Company’s bylaws as in effect immediately prior to the Effective Time (the “Bylaws”) will be the Surviving Corporation’s bylaws until thereafter amended in accordance with the provisions thereof and applicable law.

(c) Directors and Officers. Following the Effective Time, the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with applicable law and the Certificate of Incorporation and Bylaws.

(d) Effect on Capital Stock. At and as of the Effective Time, without any action on the part of Holdings or the Company, as the case may be, or of any holder of any shares of capital stock of or other equity interest in Holdings or the Company, the shares of capital stock and other securities of Holdings and the Company will be treated as follows:

(i) Cancellation of Old Common Stock. Each share of Old Common Stock outstanding immediately prior to the Effective Time will be canceled without payment of any consideration therefor and shall cease to exist.

(ii) Conversion of the Membership Interests. All the Membership Interests issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for validly issued, fully paid and nonassessable shares of the common stock of the Surviving Corporation, par value $0.01 per share (“Surviving Common Stock”) as follows:

GWES:            28,456,554 shares of Surviving Common Stock

Diamondback: 15,322,760 shares of Surviving Common Stock

(iii) Surrender of Old Common Stock. At or before the Effective Time, Holdings shall surrender any and all outstanding certificates representing shares of Old Common Stock to the Surviving Corporation.

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1.4 Taking of Necessary Action; Further Action. Prior to the Effective Time, the Company and Holdings shall take all such action as shall be necessary or appropriate to effectuate the Merger. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Holdings, the officers and directors of the Surviving Corporation are fully authorized, in the name of and on behalf of the Company and Holdings, to take, and the Company will cause them to take, all such lawful and necessary action.

II. GENERAL

2.1 Termination. Holdings and the Company, by written agreement, may terminate this Agreement as to all parties and the Merger may be abandoned for any reason whatsoever, at any time prior to the Effective Time.

2.2 No Third Party Beneficiaries. There are no third party beneficiaries having rights under or with respect to this Agreement.

2.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

2.4 Amendments. This Agreement may not be amended or modified except by a writing signed by all of the parties.

2.5 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement and understanding of the parties in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representative as of the date stated in the introductory paragraph of this Agreement.

GW HOLDINGS I LLC

By:	Wexford Capital, LP its Manager

By:
Name:
Title:

GREAT WHITE ENERGY SERVICES, INC.

By:
Name:
Title:

Merger Agreement

Signature Page

EXHIBIT A

CERTIFICATE OF MERGER

OF

GW HOLDINGS I LLC

WITH AND INTO

GREAT WHITE ENERGY SERVICES, INC.

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation, hereby certifies that:

FIRST: The name of the surviving corporation is Great White Energy Services, Inc., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is GW Holdings I LLC.

SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company in accordance with the requirements of Delaware law.

THIRD: The name of the surviving corporation is Great White Energy Services, Inc., a Delaware corporation.

FOURTH: The merger is to become effective upon the filing of this certificate of merger.

FIFTH: The Company’s certificate of incorporation shall be amended and restated in the merger, and the certificate of incorporation of the surviving corporation shall be as set forth in Exhibit A attached hereto.

SIXTH: The executed agreement of merger is on file at 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134, the address of the principal place of business of the surviving corporation.

SEVENTH: A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

IN WITNESS WHEREOF, Great White Energy Services, Inc. has caused this certificate to be signed by an authorized officer on this      day of             , 2011.

GREAT WHITE ENERGY SERVICES, INC.

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION